      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2003

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                        MUNICIPAL MORTGAGE & EQUITY, LLC
                        MIDLAND FINANCIAL HOLDINGS, INC.
                              MFH FINANCIAL TRUST I
                             MFH FINANCIAL TRUST II
                             MFH FINANCIAL TRUST III

             (Exact name of registrant as specified in its charter)

         DELAWARE                                      52-1449733
         DELAWARE                                      59-2892513
         DELAWARE                                      APPLIED FOR
         DELAWARE                                      APPLIED FOR
         DELAWARE                                      APPLIED FOR
(State or other jurisdiction of          (I.R.S. employer identification number)
incorporation or organization)
                       218 NORTH CHARLES STREET, SUITE 500
                            BALTIMORE, MARYLAND 21201
                                 (443) 263-2900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 MARK K. JOSEPH
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        MUNICIPAL MORTGAGE & EQUITY, LLC
                       218 NORTH CHARLES STREET, SUITE 500
                            BALTIMORE, MARYLAND 21201
                                 (443) 263-2900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            ROBERT E. KING, JR., ESQ.
                              ROGER D. SINGER, ESQ.
                             CLIFFORD CHANCE US LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                  -------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is to be expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                       AMOUNT TO BE            AMOUNT OF
              TITLE OF SECURITIES TO BE REGISTERED                    REGISTERED(1)(2)(3)  REGISTRATION FEE(4)
-------------------------------------------------------------------------------------------------------------
Municipal Mortgage & Equity, LLC common shares (5)
Municipal Mortgage & Equity, LLC preferred shares (6)
Municipal Mortgage & Equity, LLC warrants (7)
Guarantees of Municipal Mortgage & Equity, LLC with respect to junior subordinated debentures (8)
Guarantees of Municipal Mortgage & Equity, LLC with respect to preferred securities (9)
Midland Financial Holdings, Inc. junior subordinated debentures (10)
MFH Financial Trust I preferred securities (10)
MFH Financial Trust II preferred securities (10)
MFH Financial Trust III preferred securities (10)

=============================================================================================================
Total.........................................................        $ 698,676,125          $45,534
=============================================================================================================

(1) In no event will the aggregate maximum offering price of the Municipal Mortgage & Equity, LLC ("MMA") common shares, MMA preferred shares, MMA warrants, Midland Financial Holdings, Inc. junior subordinated debentures, guarantees of MMA with respect to junior subordinated debentures, guarantees of MMA with respect to preferred securities, MFH Financial Trust I preferred securities, MFH Financial Trust II preferred securities and MFH Financial Trust III preferred securities registered under this registration statement exceed $750,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) The proposed maximum offering price per unit (i) has been omitted pursuant to instruction II.D. of Form S-3 and (ii) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) $51,323,875 of common shares, preferred shares and warrants registered on Form S-3 (File No. 333-56049), as to which filing fees of $15,141 were previously paid and are being applied to this Registration Statement with respect to such shares, are being carried forward pursuant to Rule 429 of the rules and regulations under the Securities Act of 1933, as amended.

(4) Calculated pursuant to Rule 457(o) of the rules and regulations promulgated under the Securities Act of 1933, as amended.

(5) There is being registered hereby such indeterminate principal amount of MMA common shares as may be issued, from time to time, at indeterminate prices.

(6) There is being registered hereby such indeterminate principal amount of MMA preferred shares as may be issued, from time to time, at indeterminate prices.

(7) There are being registered hereby such indeterminate number of MMA warrants as may be issued at indeterminate prices.

(8) No additional consideration will be received for the MMA guarantees with respect to the junior subordinated debentures.

(9) No additional consideration will be received for the MMA guarantees with respect to the preferred securities.

(10) There is being registered hereby such indeterminate number of preferred securities of MFH Financial Trust I, MFH Financial Trust II and MFH Financial Trust III as may from time to time be issued at indeterminate prices and such indeterminate principal amount of junior subordinated debentures as may be issued and sold by Midland Financial Holdings, Inc. to any of the MFH Financial Trusts in connection with the issuance of the preferred securities, in which event such junior subordinated debentures may later be distributed for no additional consideration to the holders of the preferred securities of such MFH Financial Trusts upon a dissolution of such MFH Financial Trusts and the distribution of the assets thereof.

                                  ------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE TWO BASE PROSPECTUSES CONTAINED IN THIS REGISTRATION STATEMENT CONSTITUTE A COMBINED PROSPECTUS THAT ALSO RELATES TO $51,323,875 OF COMMON SHARES, PREFERRED SHARES AND WARRANTS OF MUNICIPAL MORTGAGE & EQUITY, LLC REGISTERED PURSUANT TO A REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-56049) AND DECLARED EFFECTIVE ON JUNE 30, 1998 THAT HAVE NOT BEEN OFFERED OR SOLD AS OF THE DATE OF THIS FILING AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT.

                                EXPLANATORY NOTE

This registration statement contains:

     - a prospectus to be used by Municipal Mortgage & Equity, LLC in connection with offerings of its common shares, preferred shares and warrants; and

     -    a prospectus to be used in connection with offerings of:

          - the preferred securities of MFH Financial Trust I, MFH Financial Trust II and MFH Financial Trust III;

          - the junior subordinated debentures of Midland Financial Holdings, Inc.;

          - the guarantees of Municipal Mortgage & Equity, LLC of the junior subordinated debentures; and

          - the guarantees of Municipal Mortgage & Equity, LLC of the preferred securities of MFH Financial Trust I, MFH Financial Trust II and MFH Financial Trust III.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 23, 2003

PROSPECTUS

                                  $750,000,000

                        MUNICIPAL MORTGAGE & EQUITY, LLC

                  COMMON SHARES, PREFERRED SHARES AND WARRANTS

                                  ------------

         We may from time to time offer, together or separately, in one or more series:

         -   common shares of limited liability company interest;

         -   preferred shares of limited liability company interest; and

         - warrants or other rights to purchase common shares, preferred shares, or any combination thereof.

         The prices and other terms of the securities that we will offer will be determined at the time of the offering. The offering price of all securities issued under this prospectus may not exceed $750,000,000. If MFH Financial
Trust I, MFH Financial Trust II and MFH Financial Trust III sell the preferred securities referred to in the other prospectus included in the registration statement of which this prospectus is a part, the amount of common shares, preferred shares and warrants that we may offer and sell under this prospectus will be reduced accordingly.

         The securities may be offered directly to one or more purchasers, through agents we designate from time to time or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. The net proceeds to us from such sale will also be set forth in an accompanying prospectus supplement. We may not sell any securities without delivery of a prospectus supplement describing the method and terms of the offering of such series of securities. See "Plan of Distribution."

         Our common shares are listed on the New York Stock Exchange under the symbol "MMA."

         YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

                                  ------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

                     The date of this prospectus is     , 2003.

                                TABLE OF CONTENTS

Where You Can Find More Information.............................................      3
Incorporation of Certain Documents by Reference.................................      3
Forward-Looking Information.....................................................      4
Our Company.....................................................................      5
Ratios of Combined Fixed Charges and Preferred Dividends to Earnings............      6
Use of Proceeds.................................................................      6
Description of Our Common Shares................................................      7
Description of Our Preferred Shares.............................................      7
Description of Our Warrants.....................................................     10
Plan of Distribution............................................................     10
Legal Matters...................................................................     12
Experts.........................................................................     12

                             -----------------------

         Until May 2001 we operated the business of Municipal Mortgage & Equity, LLC under the name "MuniMae." Between May 2001 and June 2003, we operated under the trade name "MuniMae Midland," and since June 2003 we have operated under the trade name "MMA Financial." Our legal name remains Municipal Mortgage & Equity, LLC even though we refer to Municipal Mortgage & Equity, LLC together with all of its subsidiaries as "MMA Financial." In this prospectus, the terms "we," "us," "our" and "ours" each refer to MMA Financial. Municipal Mortgage & Equity, LLC is a limited liability company that is treated as a partnership for federal income tax purposes. Not all of its subsidiaries are treated as partnerships. We refer to "MuniMae" when we discuss only the parent of all of the MMA Financial entities -- Municipal Mortgage & Equity, LLC -- and not the subsidiaries.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT ACCOMPANYING THIS PROSPECTUS AND THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                             -----------------------

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities in respect of which this prospectus is being delivered. This prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission, and in the exhibits thereto. Statements contained in this prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities, we refer you to the registration statement and such exhibits and schedules, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices listed below.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file reports, proxy statements and other information with the Commission. Copies of the registration statement, as well as such reports, proxy statements and other information filed with the Commission, can be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604, and 233 Broadway, New York, New York 10279. We file our reports, proxy statements and other information with the Commission electronically. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Our common shares are listed on the NYSE, and reports, proxy statements and other information concerning us can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Commission on March 27, 2003;

         2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed with the Commission on May 12, 2003;

         3. Our Current Reports on Form 8-K filed with the Commission on May 15, 2003, July 10, 2003 and July 18, 2003; and

         4. Our prospectus / consent solicitation statement included in our registration statement on Form S-4 (File No. 33-99088), as declared effective by the Commission on May 29, 1996, as it relates to the description of our common shares contained under the caption "Description of Shares" and incorporated by reference into Item 1 of Form 8-A (File No. 001-11981) filed with the Commission on July 25, 1996 pursuant to Section 12(b) of the Exchange Act, including all amendments and reports updating such description.

         You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

                        Municipal Mortgage & Equity, LLC
                       218 North Charles Street, Suite 500
                            Baltimore, Maryland 21201
                          Attention: Angela Richardson
                                 (888) 788-3863

                           FORWARD-LOOKING INFORMATION

         This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described under "Risk Factors" set forth in the accompanying prospectus supplement and elsewhere in this prospectus and the accompanying prospectus supplement. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the respective dates of this prospectus and the accompanying prospectus supplement.

                                   OUR COMPANY

         We invest in, and earn origination, asset management and other fees from, multifamily housing and other real estate financings. At March 31, 2003, we owned or managed a portfolio of debt and equity investments secured directly or indirectly by 910 properties that contained a total of 97,624 units and were located in 48 states and the U.S. Virgin Islands. Our operations consist of two business segments:

         - An investing segment consisting of subsidiaries that hold investments producing primarily tax-exempt interest income. A significant portion of our investments are tax-exempt mortgage revenue bonds or interests in tax-exempt mortgage revenue bonds issued by state and local governments or their agencies or authorities to finance affordable multifamily housing developments. Multifamily housing developments, as well as the rents paid by the tenants, typically secure these investments. The investments owned by this segment also include other housing-related securities, including tax-exempt bonds issued by community development districts to finance the development of infrastructure supporting single-family housing developments and secured by specific payments or assessments pledged by the local improvement district that issues the bonds.

         - An operating segment that provides servicing, loan origination and tax credit syndication and other equity placement services. These operations and the equity investments made by this segment generate taxable income.

         MuniMae is organized as a limited liability company. This structure allows it to combine the limited liability, governance and management characteristics of a corporation with the pass-through income features of a partnership. As a result, the tax-exempt income MuniMae derives from certain investments remains tax-exempt when MuniMae passes the income through to shareholders. We conduct most of the business of our operating segment through corporate subsidiaries, which do not have the pass-through and other tax advantages of limited liability companies. Absent the impact of capital gains and losses, approximately 100% of our net income for the year ended December 31, 2002 was tax-exempt. While we produce taxable income each year, in 2002 we had deductions sufficient to offset all of our taxable income. Excluding capital gains and losses, approximately 92% of our net income for the three years ended December 31, 2002 was tax-exempt.

         The key elements of our strategy are:

         - SELECTIVE INVESTMENTS. We acquire new assets, primarily secured by multifamily housing developments, that have characteristics similar to our other investments and possess attractive returns.

         - INTENSIVE ASSET MANAGEMENT. We seek to maximize current and future cash flow through active management of our investments. To achieve this goal, we utilize strategic asset management to maximize collections of debt service payments while maintaining the long term economic viability of the properties securing our investments. On a portfolio-wide basis, we conduct ongoing site visits and inspections, managing agent assessments, budget reviews, market analyses and periodic operating statement reviews, and also monitor the capital plans for each property. We have the opportunity to realize greater returns on some of our investments if the underlying properties perform well.

         - BALANCED FUNDING STRATEGY AND DIVERSE SOURCES OF CAPITAL. We utilize a combination of equity financing, debt financing and securitizations of our assets to finance the acquisition of our investments and manage interest rate risks. This allows us to manage our cost of capital and cash flows from our investment portfolio while funding acquisitions. In order to reduce our dependency on any one counterparty, in case, for example, that party ceases to offer securitization programs or is no longer able to perform its obligations under its existing securitizations, we have diversified our securitization programs and counterparties significantly over the past two years. Our capital providers include commercial banks, pension funds, government-sponsored entities, investment banks and other institutional investors.

         - RANGE OF PRODUCT LINES. We have diversified product lines, including investments that generate taxable income, tax credit equity syndication and other equity placement and investment advisory services. Our product lines create a full service, one-stop resource for tax-exempt and taxable financing to the multifamily housing markets. In addition we have increased our investment in new product types in order to capitalize on opportunistic situations and to identify potential new investment programs.

         We use our combination of real estate and tax-exempt investment expertise to select and manage our investments and to develop financing opportunities. Our senior management team, led by Mark K. Joseph, Chairman and Chief Executive Officer, has an average of nine years of experience with us and our affiliates, and an average of 19 years of experience in the real estate industry.

         Our executive offices are located at 218 North Charles Street, Suite 500, Baltimore, Maryland 21201 and our telephone number is (443) 263-2900. Our website is www.mmafin.com. We do not incorporate by reference the contents of our website into this prospectus.

      RATIOS OF COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS TO EARNINGS

         The following table sets forth our ratio of combined fixed charges and preferred dividends to consolidated earnings for the three months ended March 31, 2003 and each of the years ended December 31, 2002, 2001, 2000, 1999 and 1998.

                                                      (UNAUDITED)        FISCAL YEAR ENDED DECEMBER 31,
                                                  THREE MONTHS ENDED    ----------------------------------
                                                    MARCH 31, 2003      2002   2001   2000   1999    1998
                                                  ------------------    ----   ----   ----   ----    ----
RATIO OF COMBINED FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS TO EARNINGS (1)................           2.049         1.623  1.592  1.750  3.416  12.374

(1) The ratio of combined fixed charges and preferred stock dividends to earnings was computed by dividing the total of fixed charges and preferred stock dividends by earnings. For this purpose, "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized; "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements; and "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends received) plus fixed charges (other than any interest which has been capitalized).

                                 USE OF PROCEEDS

         Unless otherwise described in the applicable prospectus supplement, we intend to add the net cash proceeds from the sale of securities in respect of which this prospectus is being delivered to our general corporate funds, which we may use to repay indebtedness or for other general corporate purposes, including new investments and working capital, funding the continued growth and development of our business and strategic acquisitions. Pending such uses, we may invest such net proceeds in short term liquid investments. We will determine any specific allocation of the net proceeds of an offering of securities to a specific purpose at the time of such offering and will describe the allocations in the related prospectus supplement.

                        DESCRIPTION OF OUR COMMON SHARES

         The following brief description of our common shares does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of our Amended and Restated Certificate of Formation and Operating Agreement and By-laws, copies of which are exhibits to the registration statement of which this prospectus is a part.

GENERAL

         Our Operating Agreement does not limit the number of common shares that our board of directors may cause us to issue. We had 28,869,430 common shares outstanding at March 31, 2003. We will pay distributions to holders of our common shares on a pro rata basis when declared by our board of directors out of funds legally available therefor. Distributions to the holders of common shares are subject to preferences on distributions on any preferred securities that we may issue in the future.

         Holders of our common shares have no preemptive, conversion, sinking fund or cumulative voting rights. Our common shares are not redeemable, except pursuant to certain anti-takeover provisions we have adopted.

         Our Operating Agreement and By-laws set forth the relationship of the shareholders to MuniMae and to one another and the manner in which we will conduct our operations, much like the articles and bylaws of a Delaware corporation or the partnership agreement of a Delaware general or limited partnership. While, as a limited liability company, we are not subject to the Delaware General Corporation Law, the Delaware Limited Liability Company Act permits a limited liability company agreement to provide, and our Operating Agreement and By-laws do provide, that the management of a limited liability company shall be conducted by a board of directors and officers designated by the board and that the holders of shares in such limited liability company (as is the case with the holders of our common shares) be afforded substantially all of the rights that are afforded holders of the common shares issued by a corporation organized under Delaware law. In all material respects, the fiduciary duties of our directors and officers and any duties of our shareholders and their affiliates are the same as those applicable under the Delaware law.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common shares is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, telephone number (908) 272-8511.

                       DESCRIPTION OF OUR PREFERRED SHARES

         Under our Operating Agreement, our board of directors (without any further vote or action by our shareholders) is authorized to provide for the issuance, in one or more series, of an unlimited amount of preferred shares. Our board of directors is authorized to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each series thereof by resolution authorizing the issuance of such series.

         The description below sets forth certain general terms and provisions of our preferred shares to which a prospectus supplement may relate. The specific terms of any series of preferred shares in respect of which this prospectus is being delivered will be described in the prospectus supplement relating to such preferred shares. The following summary of certain provisions governing our preferred shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Operating

Agreement and the resolutions of our board of directors relating to each particular series of preferred shares.

         If so indicated in the applicable prospectus supplement, the terms of any series of our preferred shares may differ from the terms set forth below, except those terms required by the Operating Agreement.

GENERAL

         The preferred shares, when issued in accordance with the terms of the Operating Agreement and of the applicable resolutions of the board of directors and as described in the applicable prospectus supplement, will be fully paid and non-assessable.

         To the extent not fixed in the Operating Agreement, the relative rights, preferences, powers, qualifications, limitations or restrictions of the preferred shares of any series will be fixed pursuant to resolutions of the board of directors relating to each series. The prospectus supplement relating to the preferred shares of each such series shall specify the terms thereof, including:

                  (1) The class, series title or designation and stated value (if any) for the preferred shares;

                  (2) The maximum number of preferred shares in such series, the liquidation preference per share and the offering price per share for the preferred shares;

                  (3) The distribution preferences and the distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

                  (4) The date from which distributions on the preferred shares will accumulate, if applicable, and whether distributions will be cumulative;

                  (5) The provisions for a retirement or sinking fund, if any, with respect to the preferred shares;

                  (6) The provisions for redemption, if applicable, of the preferred shares;

                  (7)      The voting rights, if any, of the preferred shares;

                  (8) Any listing of such preferred shares for trading on any securities exchange or any authorization of the preferred shares for quotation in an interdealer quotation system of a registered national securities association;

                  (9) The terms and conditions, if applicable, upon which the preferred shares will be convertible into, or exchangeable for, any of our other equity securities, including the title of any such securities and the conversion or exchange price therefor;

                  (10) A discussion of federal income tax considerations applicable to the preferred shares; and

                  (11) Any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

         Subject to the terms of our Operating Agreement, we may issue additional series of preferred shares at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our board of directors shall determine, all without further action of the shareholders.

DISTRIBUTIONS

         Holders of any series of preferred shares will be entitled to receive cash distributions when, as and if declared by our board of directors out of our funds legally available therefor, at such rate and on such dates as will be set forth in the applicable prospectus supplement. Each distribution will be payable to holders of record as they appear on our share ledger on the record date fixed by the board of directors. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

LIQUIDATION RIGHTS

         Our Operating Agreement provides that, in the event of our liquidation or dissolution, or a winding up of our affairs, whether voluntary or involuntary, or in the event of a merger or consolidation of MuniMae, no distributions will be made to holders of any class of our capital shares until after payment or provision for payment of our debts or liabilities. The applicable prospectus supplement will specify the amount and type of distributions to which the holders of any series of preferred shares would be entitled upon the occurrence of any such event.

REDEMPTION

         If so provided in the applicable prospectus supplement, the preferred shares will be redeemable in whole or in part at our option, at the times, at the redemption prices and in accordance with any additional terms and conditions set forth therein.

VOTING RIGHTS

         Except as indicated in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of any series of preferred shares will not be entitled to vote.

CONVERSION

         The terms and conditions, if any, on which the preferred shares are convertible into any other class of our securities will be set forth in the prospectus supplement relating thereto. Those terms will include the designation of the security into which the preferred shares are convertible, the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred shares. In the case of conversion of the preferred shares into common shares or into any of our other securities for which there exists an established public trading market at the time of such conversion, such terms may include provisions under which the amount of such security to be received by the holders of the preferred shares would be calculated according to the market price of such security as of a time stated in the prospectus supplement.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the preferred shares will be named in the applicable prospectus supplement.

                           DESCRIPTION OF OUR WARRANTS

         We may issue warrants for the purchase of our common shares, preferred shares or any combination thereof. Warrants may be issued independently, or together with any other securities offered by a prospectus supplement, and may be attached to or separate from such securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following description sets forth certain general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

         The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

         (1)      the title of the warrants;

         (2)      the aggregate number of warrants;

         (3)      the price or prices at which warrants will be issued;

         (4) the designation, number and terms of the common shares, preferred shares or combination thereof, purchasable upon exercise of the warrants;

         (5) the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such security;

         (6) the date, if any, on and after which such warrants and the related underlying securities will be separately transferable;

         (7) the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

         (8) the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

         (9) the minimum amount of the warrants that may be exercised at any one time;

         (10)     information with respect to book-entry procedures, if any;

         (11) a discussion of federal income tax considerations applicable to the warrants; and

         (12) any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

                              PLAN OF DISTRIBUTION

         We may sell the common shares, preferred shares and warrants:

         -   directly to purchasers;

         -   through agents; or

         -   through underwriters or dealers.

         Offers or sales of those securities may include secondary market transactions of our affiliates.

         The prospectus supplement with respect to any securities will set forth the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale, any underwriting discounts or other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any national securities exchanges on which such securities may be listed. Underwriters and agents in any distribution contemplated hereby may from time to time include Cantor Fitzgerald & Co. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so, and we may also sell securities at market from time to time.

         Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, as the case may be, to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agency will be acting on a best efforts basis for the period of its appointment which is ordinarily five business days or less.

         Shares may be sold in one or more of the following transactions:

         - block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to the prospectus supplement;

         - a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules;

         - ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

         - sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and

         - sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

         If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make releases of the securities in respect of which this prospectus is delivered to the public.

         If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we and/or any trust, as the case may be, will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by that dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

         Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us and/or any trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

         Underwriters, agents, dealers or their controlling persons may be customers of, engage in transactions with and perform services for us or our affiliates in the ordinary course of business.

         Certain of the underwriters may use this prospectus and the prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for us by Clifford Chance US LLP, New York, New York.

                                     EXPERTS

         Our consolidated financial statements at December 31, 2002 and 2001 and for each of the three fiscal years in the period ended December 31, 2002, which are incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, have been audited by PricewaterhouseCoopers LLP, independent auditors, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED JULY 23, 2003

PROSPECTUS

                                  $750,000,000

                        MIDLAND FINANCIAL HOLDINGS, INC.
                         JUNIOR SUBORDINATED DEBENTURES

                              MFH FINANCIAL TRUST I
                             MFH FINANCIAL TRUST II
                             MFH FINANCIAL TRUST III
                              PREFERRED SECURITIES

         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, BY

                        MUNICIPAL MORTGAGE & EQUITY, LLC

                                   ----------

                                   THE TRUSTS

         The trusts are Delaware statutory trusts. Each trust may:

         - sell preferred securities guaranteed by Municipal Mortgage & Equity, LLC representing undivided beneficial interests in the trust to the public;

         - sell common securities representing undivided beneficial interests in the trust to Midland Financial Holdings, Inc.;

         - use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures issued by Midland Financial Holdings, Inc.; and

         - distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.

DISTRIBUTIONS

         For each preferred security that you own, you will receive cumulative cash distributions on the liquidation amount of the preferred security. The rate at which cash distributions will be paid and the liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.

GUARANTEES

         MuniMae will fully and unconditionally guarantee the payment by each trust of the preferred securities as described in this prospectus.

         This prospectus provides you with a general description of the preferred securities each trust may offer. Each time a trust offers preferred securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the preferred securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the preferred securities, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the preferred securities that the trusts are offering.

         This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

         YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                    The date of this prospectus is     , 2003.

                                TABLE OF CONTENTS

Where You Can Find More Information...........................................................      4
Incorporation of Certain Documents by Reference...............................................      4
Forward-Looking Information...................................................................      5
MMA Financial.................................................................................      6
Ratios of Combined Fixed Charges and Preferred Dividends to Earnings..........................      7
The Trusts....................................................................................      7
Use of Proceeds...............................................................................      8
Description of the Preferred Securities.......................................................      9
Description of the Preferred Securities Guarantees............................................     12
Description of the Junior Subordinated Debentures and the Related Guarantees...................    15
Certain Covenants of MuniMae and MFH..........................................................     17
Effect of Obligations under the Junior Subordinated Debentures, the
  Debenture Guarantee and the Preferred Securities Guarantees.................................     22
Plan of Distribution..........................................................................     23
Legal Matters.................................................................................     24
Experts.......................................................................................     24

                             -----------------------

         Until May 2001 we operated the business of Municipal Mortgage & Equity, LLC under the name "MuniMae." Between May 2001 and June 2003, we operated under the trade name "MuniMae Midland," and since June 2003 we have operated under the trade name "MMA Financial." Our legal name remains Municipal Mortgage & Equity, LLC even though we refer to Municipal Mortgage & Equity, LLC together with all of its subsidiaries as "MMA Financial." In this prospectus, the terms "we," "us," "our" and "ours" each refer to MMA Financial. Municipal Mortgage & Equity, LLC is a limited liability company that is treated as a partnership for federal income tax purposes. Not all of its subsidiaries are treated as partnerships. We refer to "MuniMae" when we discuss only the parent of all of the MMA Financial entities -- Municipal Mortgage & Equity, LLC -- and not the subsidiaries.

         References in this prospectus to "MFH" are to Midland Financial Holdings, Inc. References in this prospectus to "MFH Financial Trusts," the "trust" or the "trusts" are to MFH Financial I, MFH Financial II and MFH Financial III, respectively or collectively, and each an "MFH Financial Trust."

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT ACCOMPANYING THIS PROSPECTUS AND THAT WE OR ANY OF THE MFH FINANCIAL TRUSTS HAVE REFERRED YOU TO. NEITHER WE NOR THE MFH FINANCIAL TRUSTS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                             -----------------------

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities in respect of which this prospectus is being delivered. This prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission, and in the exhibits thereto. Statements contained in this prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities, we refer you to the registration statement and such exhibits and schedules, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices listed below.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file reports, proxy statements and other information with the Commission. Copies of the registration statement, as well as such reports, proxy statements and other information filed with the Commission, can be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604, and 233 Broadway, New York, New York 10279. We file our reports, proxy statements and other information with the Commission electronically. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Our common shares are listed on the New York Stock Exchange, and reports, proxy statements and other information concerning us can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Commission on March 27, 2003;

         2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed with the Commission on May 12, 2003;

         3. Our Current Reports on Form 8-K filed with the Commission on May 15, 2003, July 10, 2003 and July 18, 2003; and

         4. Our prospectus / consent solicitation statement included in our registration statement on Form S-4 (File No. 33-99088), as declared effective by the Commission on May 29, 1996, as it relates to the description of our common shares contained under the caption "Description of Shares" and incorporated by reference into Item 1 of Form 8-A (File No.

                  001-11981) filed with the Commission on July 25, 1996 pursuant to Section 12(b) of the Exchange Act, including all amendments and reports updating such description.

         You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

                        Municipal Mortgage & Equity, LLC
                       218 North Charles Street, Suite 500
                            Baltimore, Maryland 21201
                          Attention: Angela Richardson
                                 (888) 788-3863

         We have not included separate financial statements for each of the trusts in this prospectus. We do not believe that holders of the preferred securities would find these financial statements meaningful because:

         - All of the voting securities of each of the trusts will be owned by MFH;

         - None of the trusts has independent assets, operations, revenues or cash flows and each exists for the sole purpose of issuing the preferred securities and investing the proceeds in junior subordinated debentures issued by MFH; and

         - The obligations of MuniMae described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee of payments due on the preferred securities.

         The trusts do not, and will not, file reports with the SEC.

                           FORWARD-LOOKING INFORMATION

         This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described under "Risk Factors" set forth in the accompanying prospectus supplement and elsewhere in this prospectus and the accompanying prospectus supplement. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the respective dates of this prospectus and the accompanying prospectus supplement.

                                  MMA FINANCIAL

         We invest in, and earn origination, asset management and other fees from, multifamily housing and other real estate financings. At March 31, 2003, we owned or managed a portfolio of debt and equity investments secured directly or indirectly by 910 properties that contained a total of 97,624 units and were located in 48 states and the U.S. Virgin Islands. Our operations consist of two business segments:

         - An investing segment consisting of subsidiaries that hold investments producing primarily tax-exempt interest income. A significant portion of our investments are tax-exempt mortgage revenue bonds or interests in tax-exempt mortgage revenue bonds issued by state and local governments or their agencies or authorities to finance affordable multifamily housing developments. Multifamily housing developments, as well as the rents paid by the tenants, typically secure these investments. The investments owned by this segment also include other housing-related securities, including tax-exempt bonds issued by community development districts to finance the development of infrastructure supporting single-family housing developments and secured by specific payments or assessments pledged by the local improvement district that issues the bonds.

         - An operating segment that provides servicing, loan origination and tax credit syndication and other equity placement services. These operations and the equity investments made by this segment generate taxable income.

         MuniMae is organized as a limited liability company. This structure allows it to combine the limited liability, governance and management characteristics of a corporation with the pass-through income features of a partnership. As a result, the tax-exempt income MuniMae derives from certain investments remains tax-exempt when MuniMae passes the income through to shareholders. We conduct most of the business of our operating segment through corporate subsidiaries, which do not have the pass-through and other tax advantages of limited liability companies. Absent the impact of capital gains and losses, approximately 100% of our net income for the year ended December 31, 2002 was tax-exempt. While we produce taxable income each year, in 2002 we had deductions sufficient to offset all of our taxable income. Excluding capital gains and losses, approximately 92% of our net income for the three years ended December 31, 2002 was tax-exempt.

         The key elements of our strategy are:

         - SELECTIVE INVESTMENTS. We acquire new assets, primarily secured by multifamily housing developments, that have characteristics similar to our other investments and possess attractive returns.

         - INTENSIVE ASSET MANAGEMENT. We seek to maximize current and future cash flow through active management of our investments. To achieve this goal, we utilize strategic asset management plans to maximize collections of debt service payments while maintaining the long term economic viability of the properties securing our investments. On a portfolio-wide basis, we conduct ongoing site visits and inspections, managing agent assessments, budget reviews, market analyses and periodic operating statement reviews, and also monitor the capital plans for each property. We have the opportunity to realize greater returns on some of our investments if the underlying properties perform well.

         - BALANCED FUNDING STRATEGY AND DIVERSE SOURCES OF CAPITAL. We utilize a combination of equity financing, debt financing and securitizations of our assets to finance the acquisition of our investments and manage interest rate risks. This allows us to manage our cost of capital and cash flows from our investment portfolio while funding acquisitions. In order to reduce our dependency on any one counterparty, in case, for example, that party ceases to offer securitization programs or is no longer able to perform its obligations under its existing securitizations, we have diversified our securitization programs and counterparties significantly over the past two years. Our capital providers include commercial banks, pension funds, government-sponsored entities, investment banks and other institutional investors.

         - RANGE OF PRODUCT LINES. We have diversified product lines, including investments that generate taxable income, tax credit equity syndication and other equity placement and investment advisory services. Our product lines create a full service, one-stop resource for tax-exempt and taxable financing to the multifamily housing markets. In addition we have increased our investment in new product types in order to capitalize on opportunistic situations and to identify potential new investment programs.

         We use our combination of real estate and tax-exempt investment expertise to select and manage our investments and to develop financing opportunities. Our senior management team, led by Mark K. Joseph, Chairman and Chief Executive Officer, has an average of nine years of experience with us and our affiliates, and an average of 19 years of experience in the real estate industry.

         Our executive offices are located at 218 North Charles Street, Suite 500, Baltimore, Maryland 21201 and our telephone number is (443) 263-2900. Our website is www.mmafin.com. We do not incorporate by reference the contents of our website into this prospectus.

      RATIOS OF COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS TO EARNINGS

         The following table sets forth MuniMae's ratio of combined fixed charges and preferred dividends to consolidated earnings for the three months ended March 31, 2003 and each of the years ended December 31, 2002, 2001, 2000, 1999 and 1998.

                                                     (UNAUDITED)
                                                     THREE MONTHS           FISCAL YEAR ENDED DECEMBER 31,
                                                        ENDED         ------------------------------------------
                                                    MARCH 31, 2003     2002     2001      2000     1999     1998
                                                  ------------------   ----     ----      ----     ----     ----
RATIO OF COMBINED FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS TO EARNINGS (1)................         2.049         1.623     1.592    1.750    3.416    12.374

(1) The ratio of combined fixed charges and preferred stock dividends to earnings was computed by dividing the total of fixed charges and preferred stock dividends by earnings. For this purpose, "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized; "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements; and "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends received) plus fixed charges (other than any interest which has been capitalized).

                                   THE TRUSTS

         Each of the trusts is a statutory trust formed under Delaware law pursuant to a declaration of trust, each an "initial declaration," executed by MFH, as sponsor for the trusts, and the MFH Financial trustees, as defined below, for the trusts, and the filing of a certificate of trust with the Delaware Secretary of State.

         Each trust exists for the exclusive purposes of:

         - issuing the preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

         - investing the gross proceeds of the preferred securities and the common securities, together the "trust securities," in junior subordinated debentures issued by MFH; and

         - engaging in only those other activities necessary or incidental to the activities described in the previous two bullets.

         All of the common securities of each trust will be owned by MFH. The common securities will rank equally, and payments will be made pro rata, with the preferred securities of that trust, except that upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. MFH will purchase common securities of each trust in an aggregate liquidation amount equal to at least three percent of the total capital of each trust.

         Each trust's business and affairs will be conducted by the trustees, whom we refer to as the "MFH Financial trustees." Unless an event of default has occurred and is continuing, MFH will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the MFH Financial trustees of a trust. The duties and obligations of the MFH Financial trustees will be governed by the declaration of that MFH Financial trust. One or more of the MFH Financial trustees for each trust will be employees or officers of or persons affiliated with us, referred to as the "regular trustees." One MFH Financial trustee of each trust will be a financial institution that will be unaffiliated with us and which will act as institutional trustee under the declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended, the "Trust Indenture Act," pursuant to the terms set forth in a prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in Delaware, and otherwise meets the requirements of applicable law, one MFH Financial trustee of each trust will have its principal place of business or reside in the State of Delaware.

         Each MFH Financial Trust has a term of approximately 35 years, but may dissolve earlier as provided in the applicable declaration.

         MFH, as issuer of the junior subordinated debentures, will pay all fees and expenses related to the MFH Financial Trusts and the offering of trust securities, the payment of which will be guaranteed by MuniMae.

         The office of the Delaware trustee for each trust in Delaware, and its principal place of business is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The principal place of business of each trust will be c/o Municipal Mortgage & Equity, LLC, 218 North Charles Street, Suite 500, Baltimore, Maryland 21201.

                                 USE OF PROCEEDS

         Each trust will use the proceeds of the sale of the trust securities to acquire junior subordinated debentures from MFH. Except as we may otherwise state in any prospectus supplement, MFH intends to add the net proceeds from any sale of its junior subordinated debentures to its general corporate funds, which it may use to repay indebtedness or for other general corporate purposes, including new investments and working capital, funding the continued growth and development of our business and strategic acquisitions.

                     DESCRIPTION OF THE PREFERRED SECURITIES

         Each trust may issue only one series of preferred securities having terms described in the accompanying prospectus supplement. Each series of preferred securities will be issued pursuant to the terms of an amended and restated declaration of trust, a "declaration." Each declaration will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act.

         The preferred securities will have those terms, including distribution, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as will be set forth in the declaration or made part of the declaration by the Trust Indenture Act. Each trust will use the proceeds from the sale of these preferred securities to purchase junior subordinated debentures from MFH. The terms of the junior subordinated debentures will mirror the terms of the preferred securities. The terms of the preferred securities and the junior subordinated debentures are described in the accompanying prospectus supplement and may include:

         -   the distinctive designation of the preferred securities;

         -   the number of preferred securities issuable by the trust;

         - the annual distribution rate, or method of determining that rate, for preferred securities and the date or dates upon which those distributions will be payable;

         - whether distributions on preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

         - the amount or amounts which will be paid out of the assets of the applicable trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of that trust;

         - the obligation, if any, of the applicable trust to purchase or redeem preferred securities issued by that trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by that trust will be purchased or redeemed, in whole or in part, pursuant to that obligation;

         - the voting rights, if any, of holders of preferred securities in addition to those required by law or described in this prospectus, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more other trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

         - the terms and conditions, if any, upon which MFH may redeem the junior subordinated debentures prior to the first optional redemption date, if any;

         - the terms and conditions, if any, upon which the junior subordinated debentures owned by the trust may be distributed to holders of preferred securities;

         - if applicable, any securities exchange upon which the preferred securities will be listed; and

         - any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities not inconsistent with the declaration or with applicable law.

         All preferred securities will be guaranteed by MuniMae to the extent set forth below under "Description of the Preferred Securities Guarantees."

         Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating to the offering.

DEFERRAL OF DISTRIBUTIONS OF PREFERRED SECURITIES

         MFH may, on one or more occasions, defer payments of interest on the junior subordinated debentures as described in the applicable prospectus supplement. In the event MFH elects to defer interest payments on any series of its junior subordinated debentures, the applicable trust will also defer distributions on its preferred securities. During this deferral period, distributions will continue to accrue at the rate specified in the applicable prospectus supplement. If MFH elects to defer interest payments on the junior subordinated debentures, MFH will be restricted from making payments on its shares and other capital instruments as described in the applicable prospectus supplement.

VOTING RIGHTS

         Except as described in this prospectus, under the Delaware Statutory Trust Act, the Trust Indenture Act, under "Description of the Preferred Securities Guarantees--Modification of the Preferred Securities Guarantees; Assignment" in this prospectus, and under any prospectus supplement relating to the issuance of a series of preferred securities, and as otherwise required by law and the declarations, the holders of the preferred securities will have no voting rights.

         The holders of a majority in aggregate liquidation amount, in a specified series, of the preferred securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders of a majority in aggregate liquidation amount also have the right to direct the institutional trustee under the declaration to:

         (1) direct any proceeding for any remedy available to the trustee of the indenture under which the junior subordinated debentures will be issued and purchased by the applicable trust, or exercising any trust or power conferred on the debt trustee;

         (2) waive any past indenture event of default that is waivable under the indenture;

         (3) exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debentures; or

         (4) consent to any amendment, modification or termination where that consent is required.

         If there is an event of default on the preferred securities, and that default is a result of a payment default under the junior subordinated debentures or the related debenture guarantee, the holders of the preferred securities may sue MFH, as issuer of the junior subordinated debentures, and MuniMae, as guarantor of the junior subordinated debentures, to enforce payment of the principal of, or interest on, the junior subordinated debentures, or payments required by the related debenture guarantee, having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holders on or after the due date specified in the junior subordinated debentures.

         Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, called a "super majority," then only a super majority may direct the institutional trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of individual holders of the junior subordinated debentures, then only those individual holders may direct the institutional trustee to give that consent or take that action. If the institutional trustee fails to enforce its rights under the junior subordinated debentures, to the fullest extent permitted by law, any record holder of preferred securities may directly sue MFH, as issuer of the junior subordinated debentures, or MuniMae, as guarantor under the related debenture guarantee, to enforce the institutional trustee's rights under the junior subordinated debentures and the related debenture guarantee. The record holder does not have to sue the institutional trustee or any other person or entity before enforcing his or her rights.

         The institutional trustee is required to notify all holders of the preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel stating that, as a result of that action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

         If the consent of the institutional trustee is required under the indenture for any amendment, modification or termination of the indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. In that case, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority or an individual holder, however, the institutional trustee may only give that consent at the direction of the holders of the same super majority of the holders of the trust securities or that individual holder, as applicable. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

         A waiver of an indenture event of default by the institutional trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding declaration event of default.

         Holders of the preferred securities may give any required approval or direction at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent. The regular trustees will mail to each holder of record of preferred securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

         - the date of the meeting or the date by which the action is to be taken;

         - a description of any resolution proposed for adoption at the meeting on which those holders are entitled to vote or of the matter upon which written consent is sought; and

         -   instructions for the delivery of proxies or consents.

         No vote or consent of the holders of preferred securities will be required for a trust to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration.

         Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by MFH or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, MFH will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

         Holders of the preferred securities generally will have no rights to appoint or remove the trustees. Instead, the trustees may be appointed, removed or replaced solely by MFH as the holder of all of the common securities.

COMMON SECURITIES

         In connection with the issuance of preferred securities, each trust will issue one series of common securities having the terms (including distributions, redemption, voting, liquidation rights or such restrictions) as will be set forth in the prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata with the preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless an event of default has occurred and is continuing, the common securities of a trust carry the right to vote and to appoint, remove or replace any of the trustees of that trust. All of the common securities of each trust will be owned by MFH.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

         Set forth below is a summary of information concerning the preferred securities guarantees which will be executed and delivered by MuniMae for the benefit of the holders from time to time of preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each preferred securities guarantee will be those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. This summary of the material terms of the preferred securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of preferred securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the applicable trust. A copy of the form of guarantee is available upon request from the guarantee trustee.

GENERAL

         MuniMae will irrevocably and unconditionally agree, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined below, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, other than the defense of payment. The following payments, which are referred to as "guarantee payments," will be guaranteed by MuniMae, without duplication:

         - any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for distributions;

         - the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

         - upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

                  (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment; or

                  (2) the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.

         The redemption price and liquidation amount will be fixed at the time the preferred securities are issued.

         MuniMae's obligations to make a guarantee payment may be satisfied by direct payment of the required amounts by MuniMae to the holders of preferred securities or by causing the trust to pay those amounts to those holders.

         The preferred securities guarantees will not apply to any payment of distributions, except to the extent a trust will have funds available for those payments. If MFH does not make interest payments on the junior subordinated debentures held by a trust for any period, or if MuniMae fails to make the required payment under the related debenture guarantee, the trust will not pay distributions on the preferred securities for the corresponding period and will not have funds available for those payments.

         The preferred securities guarantees, when taken together with the obligations of MFH and MuniMae under the junior subordinated debentures, the indentures and the declarations, including the obligations of MuniMae and MFH to pay or guarantee the payment of the costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by MuniMae of payments due on the preferred securities.

         MuniMae has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the preferred securities guarantees, except that upon an event of default under the indenture, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF MUNIMAE AND MFH

         MuniMae and MFH will agree that, so long as any preferred securities of a trust remain outstanding, if any event occurs that would constitute an event of default under the preferred securities guarantee or the indenture related to that trust, or if MFH has exercised its option to defer interest payments on the junior subordinated debentures by extending the interest payment period and that period or extension of that period is continuing, then:

         - Neither MuniMae nor MFH will declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any shares issued by MuniMae or MFH or make any guarantee payment with respect thereto other than:

                  (1) repurchases, redemptions or other acquisitions of shares issued by MuniMae or MFH in connection with any employee benefit plans or any other contractual obligation of MuniMae or MFH, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

                  (2) as a result of a reclassification of or an exchange or conversion of any class or series of shares issued by MuniMae or MFH for any other class or series of shares issued by MuniMae or MFH; or

                  (3) the purchase of fractional interests in shares issued by MuniMae or MFH pursuant to the conversion or exchange provisions of those shares or the security being converted or exchanged.

         - MFH will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by MFH which rank equally with or junior to the junior subordinated debentures.

         - Neither MuniMae nor MFH will make any guarantee payments with respect to any of the items listed above, except pursuant to the preferred securities guarantees or the debenture guarantee.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

         The preferred securities guarantees may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities in any material respect. All guarantees and agreements contained in the preferred securities guarantees will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the preferred securities then outstanding.

TERMINATION

         Each preferred securities guarantee will terminate upon:

         -   full payment of the redemption price of all preferred securities;

         - distribution of the junior subordinated debentures to the holders of the trust securities; or

         - full payment of the amounts payable in accordance with the declaration upon liquidation of that trust.

         Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

EVENTS OF DEFAULT

         An event of default under a preferred securities guarantee will occur upon MuniMae's failure to perform any of our payments or other obligations under the preferred securities guarantee.

         The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against MuniMae to enforce the guarantee trustee's rights and our obligations under a preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

         Unless otherwise specified in the applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of MuniMae and will rank:

         - subordinate and junior in right of payment to all of MuniMae's other liabilities, except those made equal or subordinate by their terms;

         - equally with the most senior preferred or preference shares now or hereafter issued by MuniMae and with any guarantee now or hereafter entered into by MuniMae in respect of any preferred or preference stock of any of our affiliates; and

         -   senior to common shares issued by MuniMae.

         The terms of the preferred securities provide that each holder of preferred securities by acceptance of those securities agrees to the subordination provisions and other terms of the preferred securities guarantee.

         The preferred securities guarantees will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         Wilmington Trust Company is the guarantee trustee. Prior to the occurrence of a default relating to a preferred securities guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

GOVERNING LAW

         The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

        DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES AND THE RELATED
                                   GUARANTEES

         MFH may issue junior subordinated debentures from time to time in one or more series. We refer to MFH, in its capacity as an issuer, as an "issuer." Junior subordinated debentures issued by MFH shall be guaranteed fully and unconditionally by MuniMae. We refer to MuniMae, in its capacity as a guarantor, as a "guarantor." Junior subordinated debentures issued by MFH will be issued under an indenture between MFH, as issuer, MuniMae, as guarantor, and Wilmington Trust Company, as trustee, the "debt trustee," as supplemented by a supplemental indenture or a resolution of MFH's board of directors or a special committee appointed by MFH's board of directors. The indentures, each as supplemented by a supplemental indenture, are collectively referred to as the "indentures" and are individually referred to as an "indenture."

         Set forth below is a description of the general terms of the junior subordinated debentures and related guarantees, the "guarantees," in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures and the guarantees will be described in the prospectus supplement relating to the preferred securities being offered thereby. The following description is not intended to be complete and is qualified by the indentures, the forms of which are filed as an exhibit to the registration statement which contains this prospectus, and by the Trust Indenture Act.

GENERAL

         The junior subordinated debentures will be unsecured debt of MFH. The junior subordinated debentures and the guarantees will be subordinated as described below under "--Subordination" and in the related prospectus supplement. The indentures do not limit the aggregate principal amount of junior subordinated debentures which may be issued and provide that the junior subordinated debentures may be issued from time to time in one or more series.

         The prospectus supplement relating to the particular junior subordinated debentures will describe the terms of those securities, which may include:

         -   the designation of the junior subordinated debentures;

         - the aggregate principal amount of the junior subordinated debentures;

         - the percentage of their principal amount at which the junior subordinated debentures will be issued;

         - the date or dates on which the junior subordinated debentures will mature and the right, if any, to extend the maturity date or dates;

         - the rate or rates, if any, per annum, at which the junior subordinated debentures will bear interest, or the method of determination of the interest rate or rates;

         - the date or dates from which interest will accrue and the interest payment and record dates;

         - any right to extend the interest payment periods and the duration of that extension;

         -   any provisions for redemption; and

         -   any other specific terms of the junior subordinated debentures.

         If the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement will also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United

States dollars based upon the exchange rate for that other currency or currency unit existing on or about the time a payment is due.

ADDITIONAL INTEREST

         If, at any time, a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then MFH will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.

GUARANTEES

         The indentures provide that the guarantor will fully and unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest on the junior subordinated debentures when any such payment becomes due and payable, whether at maturity, upon redemption, or otherwise.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

         Unless otherwise indicated in the applicable prospectus supplement, MFH will issue the junior subordinated debentures in registered form only, without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, MFH or the debt trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

         MFH will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the indenture and the applicable prospectus supplement. However, at the option of MFH, it may pay any interest by check mailed to the registered holders of junior subordinated debentures at their registered addresses.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

         Each indenture provides that MFH may issue junior subordinated debentures in global form. The applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global junior subordinated debentures may exchange their interest for junior subordinated debentures of that series and of like tenor and principal amount in any authorized form and denomination.

SUBORDINATION

         The junior subordinated debentures will be subordinated and junior in right of payment to MFH's other indebtedness as described in the applicable prospectus supplement.

                      CERTAIN COVENANTS OF MUNIMAE AND MFH

         If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities and:

         -   an event of default has occurred and is continuing; or

         - MuniMae is in default relating to its payment of any obligations under the preferred securities guarantee or common securities guarantee; or

         - MFH has given notice of its election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and that period, or any extension of that period, is continuing;

         then

         - MuniMae and MFH will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any shares issued by MuniMae or MFH or make any guarantee payments with respect thereto, other than:

                  (1) repurchases, redemptions or other acquisitions of shares issued by MuniMae or MFH in connection with any employee benefit plans or any other contractual obligation of MuniMae or MFH, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

                  (2) as a result of a reclassification of or an exchange or conversion of any class or series of shares issued by MuniMae or MFH for any other class or series of shares issued by MuniMae or MFH; or

                  (3) the purchase of fractional interests in shares issued by MuniMae or MFH pursuant to the conversion or exchange provisions of those shares or the security being converted or exchanged.

         - MFH will not make any payment of interest, principal, premium, if any, on, or repay, repurchase or redeem any debt securities issued by MuniMae or MFH which rank equally with or junior to the junior subordinated debentures; and

         - MuniMae will not make any guarantee payments with respect to any of the items listed above, except pursuant to the preferred securities guarantee or the debentures guarantee.

         So long as any junior subordinated debentures remain outstanding, MFH will covenant to:

         - directly or indirectly maintain 100 percent ownership of the common securities of the trust, unless a permitted successor of MFH succeeds to our ownership of the common securities;

         -   use reasonable efforts to cause the applicable trust to:

                  (1) remain a statutory trust, except in connection with the distribution of junior subordinated debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or mergers, consolidations or amalgamations, each as permitted by the declaration which established the trust; and

                  (2) otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

         - use reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures.

CONSOLIDATION, MERGERS AND SALES OF ASSETS

         Unless otherwise indicated in the applicable prospectus supplement, MuniMae and MFH may each consolidate or merge with or into any other corporation, and may sell or convey all or substantially all of our assets to any corporation, provided that:

         - the resulting entity, if other than MuniMae or MFH, is organized and existing under the laws of the United States of America, any political subdivision thereof or any state thereof and assumes all of MuniMae's or MFH's obligations to:

                  (1) pay the principal, premium, if any, or interest on, the junior subordinated debentures; and

                  (2) perform and observe all other obligations under the indentures, and

         - none of MuniMae, MFH or any successor entity, as the case may be, is, immediately after any consolidation or merger, in default under the indentures.

         The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in share ownership of MuniMae. In addition, the indentures do not contain any provision which would protect the holders of the junior subordinated debentures against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

EVENTS OF DEFAULT, WAIVER AND NOTICE

         The indentures provide that the following are events of default relating to the junior subordinated debentures:

         - default in the payment of the principal of, or premium, if any, on, any junior subordinated debenture when due;

         - default in the payment of any interest on any junior subordinated debenture when due, which continues for 30 days; provided, however, a valid extension of an interest payment by MFH will not constitute an event of default;

         - default in the performance of any other covenant or obligation in respect of the junior subordinated debenture, which continues for 60 days after written notice;

         - specified events of bankruptcy, insolvency or reorganization of MFH or MuniMae or, with certain exceptions, the applicable trust; and

         - any other event of default provided in the applicable resolution of the board of directors or supplemental indenture under which the junior subordinated debentures are issued.

         If an indenture event of default occurs and is continuing, the debt trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately.

         The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debt trustee. The majority holders may not waive a payment default on the junior subordinated debentures which has become due solely by acceleration.

         The holders of a majority in principal amount of the junior subordinated debentures of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee under the indenture or exercising any trust or power conferred on the debt trustee with respect to that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indentures at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

         Each indenture requires the annual filing by MFH with the debt trustee of a certificate as to the absence of certain defaults under the indenture.

         The debt trustee may withhold notice of any event of default from the holders of the junior subordinated debentures, except in the payment of principal, interest or premium, if the trustee considers it in the interest of those holders to do so.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

         Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, after satisfaction of liabilities to creditors of the trust, junior subordinated debentures may be distributed to the holders of the trust securities in liquidation of that trust.

         If the junior subordinated debentures are distributed to the holders of the preferred securities, MFH will use its best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the preferred securities are then listed or quoted.

MODIFICATION OF THE INDENTURES

         Modifications and amendments to the indentures may be made by MFH and the debt trustee with the consent of the holders of not less than a majority in aggregate principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected:

         -   modify the payment terms of the junior subordinated debentures; or

         - reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by us with any covenant or past default.

         If the junior subordinated debentures are held by a trust or a trustee of a trust, the supplemental indenture will not be effective until the holders of not less than a majority in liquidation preference of trust securities of that trust have consented to the supplemental indenture. However, if the consent of the holder of each outstanding junior subordinated debenture is required, the supplemental indenture will not be effective until each holder of the trust securities of that trust has consented to the supplemental indenture.

         MFH and the debt trustee may also amend and modify the indenture without the consent of any holder under certain circumstances described in the indentures.

DEFEASANCE AND DISCHARGE

         Each indenture provides that MFH, at its option:

                  (1) will be discharged from all obligations in respect of the junior subordinated debentures of a series, except for obligations to register the transfer or exchange of junior subordinated debentures, replace stolen, lost or mutilated junior subordinated debentures, maintain paying agencies and hold moneys for payment in trust; or

                  (2) need not comply with specified restrictive covenants of the indentures;

in each case if MFH deposits, in trust, money or U.S. government obligations in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the junior subordinated debentures when those payments are due.

         To exercise any such option, MFH is required to deliver an opinion of counsel that:

         - the deposit and related defeasance would not cause the holders of the junior subordinated debentures of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, the opinion will be accompanied by a private letter ruling to that effect received by MFH from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

         - if listed on any national securities exchange, the junior subordinated debentures would not be delisted from that exchange as a result of the exercise of the defeasance option.

GOVERNING LAW

         The indentures and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

THE DEBT TRUSTEE

         The occurrence of any default under the indentures or the senior or subordinated indentures between MFH and the debt trustee relating to our senior and subordinated debt securities, which may also be issued under the registration statement, could create a conflicting interest for the debt trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the debt trustee has acquired a conflicting interest, the debt trustee would generally be required by the Trust Indenture Act to eliminate the conflicting interest or resign as trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture or with respect to the junior subordinated debentures issued under the indentures. If the debt trustee resigns, MFH is required to promptly appoint a successor trustee with respect to the affected securities.

         The Trust Indenture Act also imposes certain limitations on the right of the debt trustee, as a creditor of MFH, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The debt trustee will be permitted to engage in other transactions with MFH, provided that if it acquires a conflicting interest within the meaning of section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

       EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES, THE
                              DEBENTURE GUARANTEE
                     AND THE PREFERRED SECURITIES GUARANTEES

         As set forth in the declaration, the sole purpose of the trusts are to issue the trust securities and to invest the proceeds from that issuance and sale in the junior subordinated debentures.

         As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

         - the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

         - the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

         - under the indenture, MFH, as the issuer of the junior subordinated debentures, will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

         - the declaration further provides that the MFH Financial trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

         Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by MuniMae and MFH to the extent described in this prospectus. If neither MFH as issuer of the junior subordinated debentures nor MuniMae as guarantor under the related debenture guarantee makes interest or other required payments on the junior subordinated debentures, the trust will not have the sufficient funds to pay distributions on the preferred securities. Each preferred securities guarantee is a subordinated guarantee in relation to the preferred securities. The preferred securities guarantee does not apply to any payment or distributions unless the trust has sufficient funds for the payments and distributions. See "Description of the Preferred Securities Guarantees."

         The preferred securities guarantees cover the payment of distributions and other payments on the preferred securities only if and to the extent that MFH has made a payment of interest or principal or other payments on the junior subordinated debentures or under the related debenture guarantee. The preferred securities guarantees, when taken together with MFH's and MuniMae's obligations under the junior subordinated debentures and the indenture and MFH's obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the preferred securities.

         If MFH fails to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, or MuniMae fails to make any required payments under the related debenture guarantee, the declaration allows the holders of the preferred securities to direct the institutional trustee to enforce its rights under the junior subordinated debentures and the related debenture guarantee. If the institutional trustee fails to enforce these rights, to the fullest extent permitted by law, any holder of preferred securities may directly sue MuniMae to enforce these rights without first suing the institutional trustee or any other person or entity.

         A holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and that event is attributable to MFH's failure, as issuer of the junior subordinated debentures, to pay interest or principal on the junior subordinated debentures on the date the interest or principal is otherwise payable, or the failure of the guarantor under the related debenture guarantee to make any required payments under the debenture guarantee. A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debentures or (2) suing MFH to enforce the institutional trustee's rights under the junior subordinated debentures and the related debenture guarantee. In connection with that direct action, MuniMae will be subrogated to the rights of the holder of preferred securities under the declaration to the extent of any payment made by MuniMae to that holder of preferred securities. Consequently, MFH and MuniMae will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to that unpaid distribution from a trust.

         We acknowledge that the guarantee trustee will enforce the preferred securities guarantees on behalf of the holders of the preferred securities. If MuniMae fails to make payments under the preferred securities guarantees, the preferred securities guarantees allow the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the preferred securities guarantees, any holder of preferred securities may directly sue MuniMae to enforce the guarantee trustee's rights under the preferred securities guarantees. The holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue MuniMae to enforce the holder's right to receive payment under the preferred securities guarantees. The holder need not first (1) direct the guarantee trustee to enforce the terms of the preferred securities guarantee or (2) sue the trust or any other person or entity.

         We and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by MuniMae of payments due on the preferred securities. See "Description of the Preferred Securities Guarantees -- General."

                              PLAN OF DISTRIBUTION

         MFH may sell the junior subordinated debentures and any trust may sell preferred securities:

         -   directly to purchasers;

         -   through agents; or

         -   through underwriters or dealers.

         Offers or sales of those securities may include secondary market transactions of our affiliates.

         The prospectus supplement with respect to any securities will set forth the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from such sale, any underwriting discounts or other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any national securities exchanges on which such securities may be listed.

         Offers to purchase preferred securities may be solicited directly by us and/or any trust, as the case may be, or by agents designated by us and/or any trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the preferred securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment which is ordinarily five business days or less.

         If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make releases of the preferred securities in respect of which this prospectus is delivered to the public.

         If a dealer is utilized in the sale of the preferred securities in respect of which this prospectus is delivered, we and/or any trust, as the case may be, will sell those preferred securities to the dealer, as principal. The dealer may then resell those preferred securities to the public at varying prices to be determined by that dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

         Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us and/or any trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

         Underwriters, agents, dealers or their controlling persons may be customers of, engage in transactions with and perform services for us or our affiliates in the ordinary course of business.

         Certain of the underwriters may use this prospectus and the prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for us by Clifford Chance US LLP, New York, New York and Richards, Layton & Finger, Wilmington, Delaware.

                                     EXPERTS

         The consolidated financial statements of MuniMae and its subsidiaries at December 31, 2002 and 2001 and for each of the three fiscal years in the period ended December 31, 2002, which are incorporated in this prospectus by reference to MuniMae's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, have been audited by PricewaterhouseCoopers LLP, independent auditors, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table summarizes the costs and expenses we will incur in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimates, except for the Securities and Exchange Commission Registration Fee:

Securities and Exchange Commission Registration Fee..........            $ 45,534
NASD Filing Fees.............................................              30,500
Trustees' Fees and Expenses..................................              20,000
Printing and Engraving Expenses..............................             175,000
Accounting Fees and Expenses.................................             400,000
Legal Fees and Expenses (other than Blue Sky)................             800,000
Blue Sky Fees and Expenses...................................             100,000
Listing Fees.................................................             300,000
Miscellaneous................................................               8,966
                                                                         --------
Total........................................................          $1,580,000
                                                                         ========

ITEM 15           INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Amended and Restated Certificate of Formation and Operating Agreement dated as of May 9, 2002 of MuniMae contains the following provisions relating to indemnification of directors and officers. All terms capitalized below and not otherwise defined shall have the meanings set forth in the Operating Agreement.

                  "8.1. Limitations on Liability, and Indemnification of, Directors and Officers.

                           (a) No director or officer of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or any of the Shareholders for any act or omission performed or omitted by him or her, or for any decision, except in the case of fraudulent or illegal conduct of such person. For purposes of this Section 8.1, the fact that an action, omission to act or decision is taken on the advice of counsel for the Company shall be evidence of good faith and lack of fraudulent conduct.

                           (b) All Directors and officers of the Company shall be entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorney's fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person; provided, that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor), and no Shareholder shall have any personal liability on account thereof.

                           (c) The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person acted fraudulently or illegally.

                           (d)      The indemnification provided by this Section
                  8.1 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           (e)      Any repeal or modification of this Section
                  8.1 shall not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal or modification.

                           (f) The Company may, if the board of directors of the Company deems it appropriate in its sole discretion, obtain insurance for the benefit of the Company's Directors and officers, relating to the liability of such persons."

         We have purchased insurance for the benefit of our directors and officers, relating to the liability of such persons. The directors and officers liability insurance insures (i) our officers and directors from any claim arising out of an alleged wrongful act by such persons while acting as our directors and officers and (ii) the company to the extent that we have indemnified the directors and officers for such loss.

         The Declaration of each Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Trust or the issuer of the junior subordinated debentures of the trustees, their officers, directors and employees and certain other persons.

ITEM 16.          EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION OF EXHIBIT
-------      ----------------------
1.1**        Form of Underwriting Agreement (for common shares, preferred shares and warrants)

1.2**        Form of Underwriting Agreement (for trust preferred securities)

3.1          Amended and Restated Certificate of Formation and Operating Agreement (filed as Exhibit 3.1 to our
             Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and incorporated by reference herein)

3.2          By-laws (filed as Exhibit 4.2 of our registration statement on Form S-3/A (File No. 333-56049) and incorporated by reference herein)

4.1          Form of specimen certificate representing common shares of Municipal Mortgage & Equity (filed as
             Exhibit 4.1 to our registration statement on Form S-4 (File No. 33-99088) and incorporated by reference herein)

4.2**        Form of specimen certificate representing preferred shares

4.3**        Form of warrant

4.4**        Form of Indenture relating to Junior Subordinated Debentures issued by MuniMae Investment Services
             Corporation

4.5**        Certificate of Trust for MFH Financial Trust I

4.6**        Certificate of Trust for MFH Financial Trust II

4.7**        Certificate of Trust for MFH Financial Trust III

4.8**        Trust Agreement for MFH Financial Trust I

4.9**        Trust Agreement for MFH Financial Trust II

4.10**       Trust Agreement for MFH Financial Trust III

4.11**       Form of Preferred Security Guarantee

4.12**       Form of Junior Subordinated Debenture Guarantee

5.1**        Opinion of Clifford Chance US LLP

5.2**        Opinion of Richards, Layton & Finger

12.1**       Statement regarding computation of ratios of fixed charges to earnings

23.1*        Consent of PricewaterhouseCoopers LLP

23.2**       Consent of Clifford Chance US LLP (contained in the opinions filed as Exhibits 5.1)

23.3**       Consent of Richards, Layton & Finger (contained in the opinion filed as Exhibit 5.2)

24.1*        Power of Attorney

-----------------
*    Filed herewith.

** To be filed by amendment hereto or incorporated by reference to a Current Report on Form 8-K in connection with the offering of securities.

ITEM 17.          UNDERTAKINGS

         The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Municipal Mortgage & Equity, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 23rd day of July, 2003.

                                   MUNICIPAL MORTGAGE & EQUITY, LLC

                                   By: /s/ Mark K. Joseph
                                      ------------------------------------------
                                      Name: Mark K. Joseph
                                      Title: Chairman of the Board and Chief
                                      Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Michael L. Falcone and William S. Harrison, or either one of them acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in his or her name and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(a) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

      SIGNATURE                                        TITLE                        DATE
      ---------                                        -----                        ----
/s/ Mark K. Joseph                    Chairman of the Board, Chief Executive    July 23, 2003
------------------------              Officer (Principal Executive Officer)
Mark K. Joseph                        and Director

/s/ Robert J. Banks                   Executive Vice Chairman and Director      July 23, 2003
------------------------
Robert J. Banks

/s/ Michael L. Falcone                President, Chief Operating Officer and    July 23, 2003
------------------------              Director
Michael L. Falcone

/s/ William S. Harrison               Senior Vice President, Chief Financial    July 23, 2003
------------------------              Officer and Secretary
William S. Harrison

/s/ Charles Baum                      Director                                  July 23, 2003
------------------------
Charles Baum

/s/ Richard O. Berndt                 Director                                  July 23, 2003
------------------------
Richard O. Berndt

/s/ Robert S. Hillman                 Director                                  July 23, 2003
------------------------
Robert S. Hillman

/s/ Douglas A. McGregor               Director                                  July 23, 2003
------------------------
Douglas A. McGregor

/s/ Carl W. Stearn                    Director                                  July 23, 2003
------------------------
Carl W. Stearn

/s/ Eddie C. Brown                    Director                                  July 23, 2003
------------------------
Eddie C. Brown

/s/ Fred N. Pratt, Jr.                Director                                  July 23, 2003
------------------------
Fred N. Pratt, Jr.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Midland Financial Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 23rd day of July, 2003.

                                         MIDLAND FINANCIAL HOLDINGS, INC.

                                         By:  /s/ Robert J. Banks
                                            -----------------------------------
                                            Name:  Robert J. Banks
                                            Title: Chairman of the Board
                                                   and President

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Michael L. Falcone and William S. Harrison, or either one of them acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in his or her name and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(a) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

             SIGNATURE                       TITLE                     DATE
             ---------                       -----                     ----
/s/ Robert J. Banks
---------------------------            Chairman of the               July 23, 2003
Robert J. Banks                        Board and President

/s/ Mark K. Joseph
---------------------------            Director                      July 23, 2003
Mark K. Joseph

/s/ Michael L. Falone
---------------------------            Director                      July 23, 2003
Michael L. Falcone

/s/ William S. Harrison
---------------------------            Vice President (Principal     July 23, 2003
William S. Harrison                    Financial and Accounting
                                       Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 23rd day of July, 2003.

                                          MFH FINANCIAL TRUST I
                                          MFH FINANCIAL TRUST II
                                          MFH FINANCIAL TRUST III

                                          By: /s/ Michael L. Falcone
                                             -----------------------------------
                                             Name: Michael L. Falcone
                                             Title: Trustee

                                          By: /s/ William S. Harrison
                                             -----------------------------------
                                             Name: William S. Harrison
                                             Title: Trustee

                                          By: /s/ Mark K. Joseph
                                             -----------------------------------
                                             Name: Mark K. Joseph
                                             Title: Trustee